As filed with the Securities and Exchange Commission on January 14, 2000
                                                  Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                       THE LANGER BIOMECHANICS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                New York                                      11-2239561
      (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                        Identification No.)


  450 Commack Road, Deer Park New York                           11729
(Address of Principal Executive Offices)                       (Zip Code)


                       THE LANGER BIOMECHANICS GROUP, INC.
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)


                            Daniel Gorney, President
                       The Langer Biomechanics Group, Inc.
                                450 Commack Road
                            Deer Park, New York 11729
                     (Name and address of agent for service)


                                 (516) 667-1200
          (Telephone number, including area code, of agent for service)


                                    copy to:
                             Gary T. Moomjian, Esq.
                             Kaufman & Moomjian, LLC
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553
                                 (516) 222-5100

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

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed          Proposed
                                                                        maximum           maximum            Amount of
             Title of                            Amount to be       offering price       aggregate         registration
   securities to be registered                   registered (1)      per share (1)    offering price (1)        fee

Common Stock, par value $.02 per share
("Common Stock") . . . . . . . . . . .           200,000 (2)                  ---       $330,410 (2)          $87.23


(1) Represents additional shares of Common Stock issuable under The Langer Biomechanics Group, Inc. 1992 Stock Option Plan (the "1992 Stock Option Plan") by virtue of an amendment to the 1992 Stock Option Plan increasing the number of shares issuable thereunder from 350,000 to 550,000. Also covered hereby are such indeterminable number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions contained in the 1992 Stock Option Plan, as amended.

(2) Includes options previously granted to directors and employees of the Registrant to purchase an aggregate of 117,000 shares of Common Stock at an aggregate exercise price of $187,650 and 83,000 shares of Common Stock not yet issued at fair market value of $1.72 per share as of December 1, 1999, for an aggregate purchase price of $142,760.

                                     PART I

                           Incorporation by Reference

     The contents of the Registration Statement on Form S-8 (Registration No. 333-89880) are hereby incorporated by reference herein.

                             Additional Information

     On January 21, 1999, the Board of Directors of the Registrant approved an amendment to the 1992 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 350,000 to 550,000. On September 15, 1999, the stockholders of the Registrant approved such amendment. Options to purchase an aggregate of 467,000 shares of Common Stock have been granted under the 1992 Stock Option Plan. Currently, there are options to purchase 386,000 shares of Common Stock issued and outstanding and options relating to 81,000 shares of Common Stock have been exercised. Options relating to 83,000 shares of Common Stock are still available for grant.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits.

Number    Description

4 The Langer Biomechanics Group, Inc. 1992 Stock Option Plan, as amended through November 30, 1999.

5         Opinion and consent of Kaufman & Moomjian, LLC.

23.1 Consent of Kaufman & Moomjian, LLC (included in their opinion filed as Exhibit 5).

23.2      Consent of Deloitte & Touche LLP (Independent Auditors).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Commack, New York on the 14th day of January, 2000.

                                            THE LANGER BIOMECHANICS GROUP, INC.


                                      By:         /s/ Daniel J. Gorney
                                           -------------------------------------
                                                    Daniel J. Gorney
                                           President and Chief Executive Officer
                                               (Principal Executive Officer)



                                      By:       /s/ Thomas G. Archbold
                                           -------------------------------------
                                                  Thomas G. Archbold
                                                Chief Financial Officer
                                               (Principal Financial and
                                                  Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  /s/ Stephen V. Ardia        Director                 January 14, 2000
--------------------------
   Stephen V. Ardia


  /s/ Dr. Justin Wernick      Director                 January 14, 2000
--------------------------
   Dr. Justin Wernick


  /s/ Thomas I. Altholz       Director                 January 14, 2000
--------------------------
  Thomas I. Altholz


  /s/ Kenneth Granat          Director                 January 14, 2000
--------------------------
   Kenneth Granat

                       THE LANGER BIOMECHANICS GROUP, INC.
                         FORM S-8 REGISTRATION STATEMENT
                                  EXHIBIT INDEX


Number    Description

4 The Langer Biomechanics Group, Inc. 1992 Stock Option Plan, as amended through November 30, 1999.

5         Opinion and consent of Kaufman & Moomjian, LLC.

23.1 Consent of Kaufman & Moomjian, LLC (included in their opinion filed as Exhibit 5).

23.2      Consent of Deloitte & Touche LLP (Independent Auditors).